EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Surgical Care Affiliates, Inc. on Form S-8 of our reports dated February 22, 1995 and June 15, 1995, appearing in the Annual Report on Form 10-K of Surgical Care Affiliates, Inc. for the year ended December 31, 1994 and in the Annual Report on Form 11-K of Surgical Care Affiliates, Inc. 401(k) Retirement Plan for the year ended December 31, 1994, respectively.



DELOITTE & TOUCHE LLP
Nashville, Tennessee
June 29, 1995